Exhibit 10.29

FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY
THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of November 6, 2015, by and between AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company (“Buyer”), and BEAUMONT MEDICAL BUILDING-WARREN, LLC, a Michigan limited liability company (the “Seller”).
WHEREAS, Buyer and Seller entered into that certain Agreement for Purchase and Sale of Real Property, having an effective date as of October 7, 2015 (the “Agreement”), with regard to the Property, as more particularly described in the Agreement;
WHEREAS, Seller’s delivery to Buyer of, among other things, a fully executed and effective Schreiber Lease Amendment is a condition precedent to Buyer’s obligation to proceed to Closing under Section 13(a) of the Agreement;
WHEREAS, Seller has heretofore delivered to Buyer an executed copy of the Schreiber Lease Amendment containing terms materially different than the form of Schreiber Lease Amendment previously approved by Buyer; and
WHEREAS, Buyer and Seller desire to amend the Agreement to revise the definition of Schreiber Lease Amendment.
NOW, THEREFORE, in consideration of the mutual promise contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.Schreiber Lease Amendment. Notwithstanding anything in the Agreement to the contrary or any other agreements or understandings to the contrary between Buyer and Seller, the defined term “Schreiber Lease Amendment” under the Agreement shall hereafter mean (a) the form of amendment to the Lease with Theodore Schreiber, M.D. (“Schreiber”) attached hereto as Exhibit A and made a part hereof, or (b) such other form of amendment to the Lease with Schreiber that is acceptable to Buyer in its sole discretion.

2.Waiver of Termination Right. Buyer hereby waives its right under Section 6(b) of the Agreement to terminate the Agreement prior to the expiration of the Due Diligence Period. For the avoidance of doubt, Buyer hereby waives its right to terminate the Agreement for title or survey matters; provided, however, such waiver shall in no way diminish Buyer’s right to terminate the Agreement upon a failure of the condition precedent set forth in Section 13(b) of the Agreement.

3.Miscellaneous. Except as expressly modified hereby the terms of the Agreement shall remain in full force and effect as written. Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Agreement. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to the other party. Signatures on this Amendment which are transmitted electronically shall be valid for all purposes, however any party shall deliver an original signature of this Amendment to the other party upon request.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first set forth above.

BUYER:	SELLER:

AMERICAN REALTY CAPITAL VII, LLC, a Delaware limited liability company	BEAUMONT MEDICAL BUILDING-WARREN, LLC, a Michigan limited liability company
By: AR Capital, LLC, a Delaware limited liability company, its sole member
By: /s/ William M. Kahane Name: William M. Kahane Title: Manager	By:/s/ Jeffrey E. Sobel Name: Jeffrey E. Sobel Title: President

First Amendment to PSA – Beaumont Medical Center